TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                    SERVICE AGREEMENT UNDER RATE SCHEDULE LG-A

                    THIS AGREEMENT entered into this 5th day of August, 1974, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and NORTH CAROLINA GAS SERVICE DIVISION OF PENNSYLVANIA & SOUTHERN GAS COMPANY, a Delaware corporation, hereinafter referred to as "Buyer," second party,

                                W I T N E S S E T H :

                    WHEREAS, Buyer is purchasing gas from Seller under Seller's Rate Schedule CD-2, and Buyer desires to purchase and Seller desires to sell liquefied natural gas storage service under Seller's Rate Schedule LG-A as set forth herein:

                  NOW, THEREFORE, Seller and Buyer agree as follows:

                                      ARTICLE I
                                SERVICE TO BE RENDERED

                    Subject to the terms and provisions of this agreement and of Seller's Rate Schedule LG-A, Seller agrees to liquify natural gas, store such gas in liquefied form, withdraw from storage, gasaify and deliver to Buyer, volumes of natural gas as follows:

               To withdraw from liquid storage, gasify, transport and deliver to Buyer during each Withdrawal Period at the delivery points set forth below, the gas stored in liquefied form by Seller for Buyer's account up to a maximum volume in any day of 2,140 Mcf, which volume shall be Buyer's Liquefaction Demand.

               To liquify and store in liquefied form for Buyer's account during the Injection Period of any year up to a total volume of 12,540 Mcf, which volume shall be Buyer's Liquifaction Capacity Volume.

                                      ARTICLE II
                                  POINT OF DELIVERY

                    The Point or Points of Delivery for all natural gas delivered by Seller to Buyer under this agreement shall be at or near:

          (1) REIDSVILLE METER AND REGULATOR STATION, located at milepost 1377.73 of Seller's main tansmission line, on the northeasterly side of State Highway No. 87, approximately
               6.5 miles northwesterly from the City of Reidsville, Rockingham County, North Carolina.





          (2)  DRAPER  METER AND  REGULATOR  STATION,  located at  milepost
               1386.34 on Seller's main transmission line, on the southeasterly side of State Highway No. 770, approximately 7 miles easterly of the city of Leaksville, Rockingham County, North Carolina.

          (3) BETHANY METER AND REGULATOR STATION, located at milepost 1365.98 on Seller's main transmission line adjacent ot North Carolina State Highway 65 (approximately 3.2 miles southwest from Seller's Compressor Station No. 160) Rockingham County, North Carolina.

          (4) SPRAY METER STATION, located at milepost 1382.53 on Seller's main transmission line adjacent ot Transco's Dan River Meter Station approximately 0.5 mile south of Dan River, Rockingham County, North Carolina.

                                     ARTICLE III
                                  DELIVERY PRESSURE

               Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (50) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

                                      ARTICLE IV
                                  TERM OF AGREEMENT

               This agreement shall be effective November 1, 1974 and shall remain in force and effect for a period terminating October 31, 1991.

                                      ARTICLE V
                               RATE SCHEDULE AND PRICE

               Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule LG-A and the applicable provisions of the General Terms and Conditions of Seller's FPC Gas Tariff as filed with the Federal Power
          Commissions and as  the same  may be amended  or superseded  from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

                                      ARTICLE VI
                                    MISCELLANEOUS

               1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

               2. This agreement supersedes and cancels as of the effective date hereof the following contracts between the parties





          hereto:  Service Agreement dated January 12, 1971.

               3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

               4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of North Carolina.

               5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

                    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and have caused their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries the day and year above written.


                                        TRANSCONTINENTAL GAS PIPE LINE
                                                       CORPORATION

          ATTEST:

          BY /S/ Joan Devaney           BY /S/ C.H. MULLENDORE JR.
                  Asst. Secretary           Vice President (Seller)


          ATTEST: NORTH CAROLINA GAS SERVICE DIVISION OF PENNSYLVANIA & SOUTHERN GAS CO.

          BY /S/ Kenneth J. Robino      BY /S/ C. B. Coulter
                 Asst. Secretary           President